Exhibit 99-1

NewLake Capital Partners Reports Third Quarter 2023 Financial Results

Third Quarter 2023 Revenue Totaled $11.5 Million

Third Quarter 2023 Net Income Attributable to Common Stockholders Totaled $6.0 Million, Funds from Operations Totaled $9.6 Million, and Adjusted Funds from Operations Totaled $10.1 Million

The Company Repurchased 608,152 Shares of Common Stock During the Third Quarter 2023. Bringing Total Shares Repurchased to 713,831 for the First Nine Months of 2023

Conference Call and Webcast Scheduled for November 9, 2023, at 11 a.m. Eastern Time

New Canaan, CT, November 09, 2023 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2023.

Anthony Coniglio, President and Chief Executive Officer, said, “Our financial results quarter-over-quarter were consistent and in line with our expectations. Through the first nine months of 2023, we have maintained our quarterly dividend of $0.39 per share and repurchased 713,831 shares in the open market. Our team has worked hard to create value for shareholders by executing on our share repurchase program, amending our lease with Revolutionary Clinics and working with a tenant to dispose of a Massachusetts property at our original cost.”

Third Quarter 2023 Financial Highlights
Quarter-over-quarter revenue, net income, Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) were relatively flat. As a result, presented below are only the third quarter financial highlights.

◦Revenue totaled $11.5 million.
◦Net income attributable to common stockholders totaled $6.0 million.
◦FFO(1) totaled $9.6 million.
◦AFFO(1) totaled $10.1 million.
◦Cash and cash equivalents as of September 30, 2023, were $31.1 million, with $20.2 million committed to fund Tenant Improvements (“TIs”).

Comparison to the third quarter ended September 30, 2022:
Quarterly-year-over year financial results were impacted by the non-payment of contractual rent from one tenant in 2023.

◦Revenue totaled $11.5 million as compared to $12.1 million, a decrease of 4.9% year-over-year.
◦Net income attributable to common stockholders totaled $6.0 million, as compared to $6.5 million.
◦FFO totaled $9.6 million, as compared to $10.3 million, a decrease of 6.0% year-over-year.
◦AFFO totaled $10.1 million compared to $10.6 million, a decrease of 5.1% year-over-year.

Nine Months Ended September 30, 2023 Financial Highlights

Comparison to the nine months ended September 30, 2022:

◦Revenue totaled $34.3 million as compared to $32.8 million, an increase of 4.7% year-over-year.
◦Net income attributable to common stockholders totaled $17.6 million, as compared to $15.3 million.
◦FFO totaled $28.6 million, as compared to $24.7 million, an increase of 15.8% year-over-year.
◦AFFO totaled $29.9 million compared to $27.8 million, an increase of 7.7% year-over-year.

Third Quarter 2023 Operational Highlights and Recent Developments

◦For the three months ended September 30, 2023, the Company acquired, pursuant to its repurchase program, 608,152 shares of its common stock at an average price, including commissions, of $13.02.
◦Declared a third quarter dividend of $0.39 per common share, equivalent to an annualized dividend of $1.56 per common share, paid on October 13, 2023 to stockholders of record on the close of business on September 29, 2023.
◦For the three months ended September 30, 2023, the Company funded approximately $2.6 million of TIs across three properties.
◦In October 2023, the Company entered into a lease amendment and forbearance agreement with Revolutionary Clinics for the Company’s cultivation facility in Massachusetts.
◦In October 2023, the Company closed on the sale of its cultivation facility located in Palmer, Massachusetts.
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(1) FFO and AFFO is presented on a dilutive basis.

Investment Activity

The following tables present the Company's investment activity for nine months ended September 30, 2023 (dollars in thousands).

Acquisitions

Tenant	Market	Site Type	Closing Date	Acquisitions
Bloom Medicinal	Missouri	Cultivation	March 3, 2023	$350	(1)
Total				$350

(1) The Company exercised its option to purchase the adjacent parcel of land to expand its cultivation facility in Missouri and has committed to fund $16.2 million for the expansion.

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments
Mint	Arizona	Cultivation	June 24, 2021	$2,366	$5,703
Organic Remedies	Missouri	Cultivation	December 20, 2021	282	—
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	2,961	13,722
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	750
Total				$5,609	$20,175

Financing Activity

Revolving Credit Facility

As of September 30, 2023, the Company had approximately $1.0 million in borrowings under the Revolving Credit Facility and $89.0 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants, and events of default. As of September 30, 2023, the Company is compliant with the covenants in the facility.

Seller Financing
In January 2023, the Company made its annual principal payment of $1.0 million. The loan’s outstanding principal balance as of September 30, 2023 was $1.0 million. The loan bears interest at a rate of 4.00% per annum with annual principal payments. The remaining principal payment of $1.0 million is due in January 2024.

Stock Repurchase Program

On September 15, 2023, the board of directors authorized an amendment to the stock repurchase program for the repurchase of up to an additional $10.0 million of the Company’s outstanding common stock and extended the program through December 31, 2024. For the nine months ended September 30, 2023, pursuant to the repurchase plan, the Company acquired 713,831 shares of common stock at an average price, including commissions, of $12.96, totaling approximately $9.3 million. The remaining availability under the program as of September 30, 2023, was approximately $10.7 million.

Dividend

On September 15, 2023, the Company declared a third quarter 2023 cash dividend of $0.39 per share of common stock, equivalent to an annualized dividend of $1.56 per share of common stock. The dividend was paid on October 13, 2023, to stockholders of record at the close of business on September 29, 2023 and represents an AFFO payout ratio of 81.6%.

Recent Developments

Leases

Revolutionary Clinics

In October 2023, the Company entered into a lease amendment and forbearance agreement (the “Agreements”) for its existing lease agreement with Revolutionary Clinics on its cultivation facility in Massachusetts, where Revolutionary Clinics is the sole tenant. Under the terms of the Agreements, the lease term was extended by five years. The Company received $480 thousand of unpaid rent and applied the remaining $315 thousand of security deposit; these amounts will be recognized as income in the fourth quarter of 2023. Additionally, the Company has received October and November contractual rent payments pursuant to the amended lease. The new reduced rental payments will represent approximately 6.1% of estimated fourth quarter portfolio contractual rental income. The rental payments may escalate as the tenant’s business achieves certain gross revenue metrics. Under the forbearance agreement, the Company provided forbearance for approximately $2.0 million of back rental income. Lastly, the Company received 9.95% of equity in Revolutionary Clinics in the form of warrants.

Calypso

Calypso did not make its weekly October rent payments. However, it has resumed its weekly rent payments in November. Calypso continues to work towards a sale of its business.

Disposition of Real Estate

In October 2023, the Company closed on the sale of its cultivation facility in Palmer, Massachusetts, for $2.0 million, which was leased to Mint. The Company's investment in the property was $1.9 million. Upon closing, Mint's lease agreement was terminated, and they paid a portion of the closing costs, resulting in a break-even sale of the property.

Outlook for 2023

NewLake Capital is reaffirming AFFO guidance for full year 2023 of $39.8 to $40.8 million, an increase of 4.1% over AFFO for the same period the prior year, assuming the midpoint of that range.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on November 9, 2023, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter ended September 30, 2023.

Event:	NewLake Capital Partners Inc. Third Quarter 2023 Earnings Call
Date:	Thursday, November 9, 2023
Time:	11:00 a.m. Eastern Time

Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1638874&tp_key=b6e61aa824

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 23, 2023, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13742020.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 31 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@KCSA.com
PH: (212) 896-1254

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets:	(Unaudited)
Real Estate
Land	$21,397	$21,427
Building and Improvements	382,087	378,047
Total Real Estate	403,484	399,474
Less Accumulated Depreciation	(28,931)	(19,736)
Net Real Estate	374,553	379,738
Cash and Cash Equivalents	31,065	45,192
In-Place Lease Intangible Assets, net	20,275	21,765
Loan Receivable	5,000	5,000
Property Held for Sale	1,949	—
Other Assets	2,300	2,554
Total Assets	$435,142	$454,249

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,000	$1,659
Revolving Credit Facility	1,000	1,000
Loan Payable, net	997	1,986
Dividends and Distributions Payable	8,231	8,512
Security Deposits	7,338	7,774
Rent Received in Advance	907	1,375
Other Liabilities	199	1,005
Total Liabilities	19,672	23,311

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,694,363 and 21,408,194 Shares Issued and Outstanding, Respectively	207	214
Additional Paid-In Capital	447,531	455,822
Accumulated Deficit	(39,635)	(32,487)
Total Stockholders' Equity	408,103	423,549

Noncontrolling Interests	7,367	7,389
Total Equity	415,470	430,938

Total Liabilities and Equity	$435,142	$454,249

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Rental Income	$11,297	$11,595	$33,637	$30,217
Interest Income from Loans	131	434	390	2,301
Fees and Reimbursables	63	49	256	239
Total Revenue	11,491	12,078	34,283	32,757

Expenses:
Depreciation and Amortization Expense	3,568	3,630	10,698	9,113
General and Administrative Expenses:
Compensation expense	1,173	1,040	3,450	5,100
Professional fees	300	279	986	1,486
Other general and administrative expenses	467	419	1,537	1,387
Total general and administrative expenses	1,940	1,738	5,973	7,973
Total Expenses	5,508	5,368	16,671	17,086

Loss on Sale of Real Estate	—	—	—	(60)

Income From Operations	5,983	6,710	17,612	15,611

Other Income (Expenses):
Interest Income	178	7	607	103
Interest Expense	(95)	(94)	(284)	(167)
Total Other Income (Expense)	83	(87)	323	(64)

Net Income	6,066	6,623	17,935	15,547

Net Income Attributable to Noncontrolling Interests	(108)	(113)	(312)	(262)

Net Income Attributable to Common Stockholders	$5,958	$6,510	$17,623	$15,285

Net Income Attributable to Common Stockholders Per Share - Basic	$0.28	$0.30	$0.83	$0.71

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.28	$0.30	$0.83	$0.71

Weighted Average Shares of Common Stock Outstanding - Basic	21,199,638	21,428,905	21,330,046	21,417,149

Weighted Average Shares of Common Stock Outstanding - Diluted	21,582,314	21,802,487	21,710,101	21,815,763

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and three months ended September 30, 2023 and 2022 (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income Attributable to Common Stockholders	$5,958	$6,510	$17,623	$15,285
Net Income Attributable to Noncontrolling Interests	108	113	312	262
Net Income	6,066	6,623	17,935	15,547

Adjustments:
Real Estate Depreciation and Amortization	3,568	3,630	10,698	9,113
Loss on Sale of Real Estate	—	—	—	60
FFO Attributable to Common Stockholders - Diluted (1)	9,634	10,253	28,633	24,720
Severance	—	25	—	1,752
Stock-Based Compensation	379	280	1,060	1,201
Non-cash Interest Expense	71	59	211	92
Amortization of Straight-line Rent Expense	—	6	—	12
AFFO Attributable to Common Stockholders - Diluted	$10,084	$10,623	$29,904	$27,777

FFO per share – Diluted	$0.45	$0.47	$1.32	$1.13

AFFO per share – Diluted	$0.47	$0.49	$1.38	$1.27